     As filed with the Securities and Exchange Commission on June 29, 2000
                                                   Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             _____________________

                                ORAPHARMA, INC.
              (Exact name of company as specified in its charter)

               Delaware                                     22-3473777
(State or Other Jurisdiction of Incorporation   (I.R.S. Employer Identification
           or Organization)                                   No.)



             732 Louis Drive
         Warminster, Pennsylvania                             18974
 (Address of principal executive offices)                   (Zip Code)

                                OraPharma, Inc.
                            1996 Stock Option Plan
                           (Full title of the plan)

                             Michael D. Kishbauch
                     President and Chief Executive Officer
                                OraPharma, Inc.
                                732 Louis Drive
                        Warminster, Pennsylvania 18974
                    (Name and address of agent for service)

                                (215) 956-2200
         (Telephone number, including area code, of agent for service)

                             _____________________

                        Copy of all communications to:
                                 David R. King
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                     Philadelphia, Pennsylvania 19103-2921
                                (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                               Proposed maximum       Proposed maximum
   Title of securities       Amount to be       offering price           aggregate                    Amount of
     to be registered       registered (1)       per share (4)        offering price (2)        registration fee (2) (3)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par       586,772              $0.60                 $206,200                     $54.44
 value
============================================================================================================================

(1) This Registration Statement covers shares of Common Stock of OraPharma, Inc. which may be offered or sold pursuant to the OraPharma, Inc. 1996 Stock Option Plan.
(2) Estimated pursuant to Paragraph (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.
(3)    The registration fee of $54.44 is included in a wire of $3,994.64 from the Company.
(4)    Grants were made at various exercise prices of which $0.60 was the highest.
================================================================================

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

       The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by OraPharma, Inc. (the "Company") (File No. 000-29839) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

       1. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000;

       2. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 7, 2000; and

       3. The Prospectus contained in the Registration Statement on Form S-1, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") (file No. 333-93881), originally filed by the Company on December 30, 1999, as amended ("Form S-1"), containing audited financial statements for the Company's financial years ended December 31, 1998 and 1999.

       All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Public Accountants
------------------------------

       The financial statements contained in the Company's Form S-1, incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company's Certificate of Incorporation permits indemnification to the fullest extent permitted by Delaware law. The Company's by-laws require the Company to indemnify any person who was or is an authorized representative of the Company, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Company, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third-party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal third-party proceeding (including any action or investigation which could or does lead to a criminal third-party proceeding) had no reasonable cause to believe such conduct was unlawful. The Company shall also indemnify any person who was or is an authorized representative of the Company and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under The Company's by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of the Company had been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Registrant maintains a directors and officers liability insurance policy.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable

Item 8.  Exhibits.
         --------

          Exhibit Numbers                                Exhibit
         ---------------------------------------------------------------------

               4 Fourth Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of OraPharma, Inc. (incorporated by reference to Exhibits 3.1 and 3.2, respectively, to Amendment No. 1 to OraPharma, Inc.'s Registration Statement on Form S-1, filed on February 7, 2000)

               5.1 Opinion of Morgan, Lewis & Bockius LLP, counsel to the Company

               23.1           Consent of Arthur Andersen LLP

               23.2 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

               24 Power of Attorney (included as part of the signature page)

          Exhibit Numbers                                Exhibit
         ---------------------------------------------------------------------


               99.1 OraPharma, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to OraPharma, Inc.'s Registration Statement on Form S-1, filed December 30, 1999

               99.2 Amendment to OraPharma, Inc.'s 1996 Stock Option Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to OraPharma, Inc.'s Registration Statement on Form S-1, filed on February 7, 2000


Item 9.  Undertakings.
         ------------

         The undersigned hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that subparagraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the OraPharma, Inc. 1996 Stock Option Plan annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warminster, Commonwealth of Pennsylvania on this 29th day of June, 2000.

                                    ORAPHARMA, INC.


                                    By:    /s/ Michael D. Kishbauch
                                       ______________________________________
                                       Name:   Michael D. Kishbauch
                                       Title:  President and Chief
                                               Executive Officer

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

          Each person, in so signing, also makes, constitutes and appoints Michael D. Kishbauch and James A. Ratigan, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Name                      Title                            Date
----                      -----                            ----

/s/ Michael D. Kisbauch   President, Chief Executive         June 29, 2000
-----------------------   Officer, and Director
Michael D. Kishbauch      (Principal Executive Officer)



/s/ James A. Ratigan      Executive Vice President,          June 29, 2000
-----------------------   Chief Financial Officer and
James A. Ratigan          Secretary (Principal Financial
                          Officer)



/s/ Robert D. Haddow                                         June 29, 2000
-----------------------   Controller (Principal
Robert D. Haddow          Accounting Officer)

/s/ James J. Mauzey           Director                June 29, 2000
----------------------
James J. Mauzey


/s/ Christopher Moller        Director                June 29, 2000
----------------------
Christopher Moller

/s/ Eileen M. More            Director                June 29, 2000
----------------------
Eileen M. More

/s/ Harry T. Rein             Director                June 29, 2000
----------------------
Harry T. Rein

/s/ Seth A. Rudnick           Director                June 29, 2000
----------------------
Seth A. Rudnick


/s/ David I. Scheer           Director                June 29, 2000
----------------------
David I. Scheer


/s/ Jesse I. Treu             Director                June 29, 2000
----------------------
Jesse I. Treu

                               INDEX TO EXHIBITS


          Exhibit Numbers                                Exhibit
          ----------------------------------------------------------------------

                  4 Fourth Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of OraPharma, Inc. (incorporated by reference to Exhibits 3.1 and 3.2, respectively, to Amendment No. 1 to OraPharma, Inc.'s Registration Statement on Form S-1, filed on February 7, 2000)

                  5.1 Opinion of Morgan, Lewis & Bockius LLP, counsel to the Company

                  23.1        Consent of Arthur Andersen LLP

                  23.2 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

                  24 Power of Attorney (included as part of the signature page)

                  99.1 OraPharma, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to OraPharma, Inc.'s Registration Statement on Form S-1, filed December 30, 1999

                  99.2 Amendment to the OraPharma, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to OraPharma, Inc.'s Registration Statement on Form S-1, filed on February 7, 2000